CERTIFICATE OF INCORPORATION

                                      OF

                    MITSUI VENDOR LEASING FUNDING CORP. II

     THE UNDERSIGNED, to form a corporation for the purposes stated in this certificate, pursuant to the provisions of the General Corporation Law of the State of Delaware, certifies as follows:

     FIRST: The name of the Corporation is

           Mitsui Vendor Leasing Funding Corp. II

     SECOND: The registered office of the Corporation is located at 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD:  The purpose of the  Corporation is to engage in any lawful act or
activity  for  which  a  corporation   may  be  organized  under  the  General
Corporation Law of Delaware.

     FOURTH: The total number of shares of common stock that the Corporation is authorized to issue is three thousand. The common stock of the Corporation shall have no par value.

     FIFTH: The name and address of the Incorporator is:

                  Name                               Address
                  ----                               -------

         Siegfried P. Knopf                          Brown & Wood LLP
                                                     One World Trade Center
                                                     New York, NY  10048-0557

     SIXTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     SEVENTH:  The  Corporation  shall,  to the fullest  extent  permitted  by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under that section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by that section. This indemnification shall not be exclusive of any other rights to which those indemnified may be entitled under any by law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. This indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs, executors, and administrators.

     The undersigned, being the Incorporator, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, declaring and certifying that this is his act and deed and the facts stated herein are true, and accordingly has hereunto set his hand this 3 day of June, 1998.

                               /s/ Siegfried P. Knopf, Incorporator